UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Extension Agreements

On August 12, 2022, EVO Transportation & Energy Services, Inc. (the “Company”) and certain subsidiary guarantors of the Company entered into a Fifth Loan Extension Agreement (the "Fifth Extension Agreement") with Antara Capital Master Fund LP ("Antara") and each of Thomas J. Abood, the Company's chief executive officer, Damon R. Cuzick, the Company's chief operating officer, Bridgewest Growth Fund LLC, an entity affiliated with Billy (Trey) Peck Jr., the Company's executive vice president - business development, and Batuta Capital Advisors LLC ("Batuta" and together with Mr. Abood, Mr. Cuzick, and Bridgewest Growth Fund LLC, the "Executive Lenders"), an entity affiliated with Alexandre Zyngier, a member of the Company's board of directors. Pursuant to the Fifth Extension Agreement, (i) the maturity date of the loan from Antara to the Company pursuant to the Senior Secured Loan and Executive Loan Agreement dated March 11, 2022 (the "Bridge Loan Agreement"), was extended from August 15, 2022 to September 15, 2022; and (ii) the maturity date of the loans from the Executive Lenders to the Company pursuant to the Bridge Loan Agreement was extended from August 22, 2022 to September 22, 2022.

The foregoing summary of the material terms of the Fifth Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Extension Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On August 11, 2022, the Company appointed Raj Kapur, the Company's SVP and Chief Accounting Officer, as Interim Chief Financial Officer, effective at the close of business on August 19, 2022. Mr. Kapur will serve as the Company's principal financial officer, in addition to continuing to serve as the Company's Chief Accounting Officer and principal accounting officer.

There are no arrangements or understandings between Mr. Kapur and any other person pursuant to which Mr. Kapur was appointed to serve as Interim Chief Financial Officer of the Company. There are no family relationships between Mr. Kapur and any director or executive officer of the Company, and Mr. Kapur has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1

Fifth Loan Extension Agreement dated August 12, 2022 between and among EVO Transportation & Energy Services, Inc., certain of its subsidiaries as guarantors, Antara Capital Master Fund LP, Thomas J. Abood, Damon R. Cuzick, Bridgewest Growth Fund LLC, and Batuta Capital Advisors LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2022	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer